[COMPANY LETTERHEAD]

Exhibit 23.9

June 15, 2007

Wuxi PharmaTech (Cayman) Inc

288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai 200131, PRC

CONSENT OF ELI LILLY AND COMPANY

Eli Lilly and Company (the “Company”) hereby consents to the references to the Company’s name in Wuxi PharmaTech (Cayman) Inc.’s Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission. The Company also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

ELI LILLY AND COMPANY

/s/ James B. Lootens
Name:	James B. Lootens
Title:	Secretary